Filed Pursuant to Rule 424(b)(5)
Registration No. 333-161026

PROSPECTUS SUPPLEMENT
(To Prospectus dated December 14, 2009)

Sutor Technology Group Limited

2,740,000 Shares of Common Stock
Warrants to Purchase up to 685,000 Shares of Common Stock

We are offering to sell 2,740,000 shares of our common stock pursuant to this prospectus supplement and the accompanying prospectus. The purchasers in this offering will also receive warrants to purchase up to 685,000 shares of common stock at an exercise price of $3.76 per share. The warrants are exercisable for a period of five years following the date of issuance.

Our common stock is quoted on the Nasdaq Capital Market under the symbol “SUTR.” The last reported sale price of our common stock on March 4, 2010 was $3.13 per share.

We have retained Roth Capital Partners, LLC as exclusive placement agent to use its best efforts to solicit offers to purchase our common stock and the warrants to purchase shares of common stock in this offering. See “Plan of Distribution” beginning on page S-12 of this prospectus supplement for more information regarding these arrangements.

As of March 4, 2010, the aggregate market value of our outstanding common equity held by non-affiliates was approximately $30,470,208 based on 7,617,552 shares of outstanding common stock held by non-affiliates and a price of $4.00 per share, which was the last reported sale price of our common stock on The Nasdaq Capital Market on January 10, 2010. As of the date of this prospectus supplement, we have not sold any securities pursuant to General Instruction I.B.6. of Form S-3 during the prior 12 calendar month period that ends on, and includes, the date of this prospectus supplement. The value of the securities offered hereby is $10,138,000.

Investing in our common stock involves a high degree of risk. Please read “Risk Factors” beginning on page S-5 of this prospectus supplement and on page 2 of the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

	Per Common Share/ Total for Common Shares	Per Warrant Share/ Total for Warrant Shares		Total
Public Offering Price	$2.70/$7,398,000	$3.76/$2,575,600	(1)	$9,973,600	(1)
Placement Agent Fees (not including expenses)	$0.135/$369,900	$0.00/$0.00		$369,900
Proceeds to us (before expenses)	$2.565/$7,028,100	$3.76/$2,575,600	(1)	$9,603,700	(1)
(1) Assumes the valid cash exercise of all of the warrants received by the purchasers pursuant to this offering.

We have also agreed to reimburse the placement agent for certain of its expenses up to $50,000 in addition to certain FINRA related expenses, regardless of the number of shares sold hereunder, as further described under “Plan of Distribution” in this Prospectus Supplement.  We estimate that the total expenses of this offering, excluding the placement agent’s fees, will be approximately $300,000.  The placement agent is not purchasing or selling any of our units pursuant to this prospectus supplement or the accompanying prospectus, nor are we requiring any minimum purchase or sale of any specific number of common stock. Because there is no minimum offering amount required as a condition to the closing of this offering, the actual public offering amount, placement agent’s fees and proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth above. Delivery of the shares of common stock is expected to be made on or about March 10, 2010.

Roth Capital Partners

The date of this prospectus supplement is March 4, 2010.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of this offering and adds, updates and changes information contained in the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering. This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a shelf registration process, under which we may sell any combination of the securities described in the accompanying prospectus from time to time.

This prospectus supplement and the accompanying prospectus include important information about us, our common stock and warrants and other information you should know before investing. We urge you to read carefully this prospectus supplement and the accompanying prospectus in their entirety, together with the information described under the headings “Incorporation of Certain Information by Reference” in this prospectus supplement and “Where You Can Find Additional Information” in the accompanying prospectus.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. We and the placement agent have not authorized anyone to provide you with other information. We and the placement agent are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should assume that the information contained in this prospectus supplement, the accompanying prospectus and the documents we incorporate by reference is accurate only as of its respective date or on the date which is specified in those documents. Our business, financial condition, results of operations and prospects may have changed since these dates.

PROSPECTUS SUMMARY

This summary highlights information about us and the offering contained elsewhere in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus. It is not complete and may not contain all the information that may be important to you. You should carefully read the entire prospectus supplement and the accompanying prospectus, as well as the information incorporated by reference, before making an investment decision, especially the information presented under the heading “Risk Factors” beginning on page S-5 of this prospectus supplement, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Current Report on Form 8-K filed on December 4, 2009 and our Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2009, and our consolidated financial statements which are incorporated by reference. In this prospectus supplement, except as otherwise indicated or as the context otherwise requires, “Sutor,” “the Company,” “we,” “our” and “us” refer to Sutor Technology Group Limited and its subsidiaries.

Company Overview

We are one of the leading Chinese private manufacturers of fine finished steel products used by steel fabricators and in other applications. We utilize a variety of processes and technological methodologies to convert steel manufactured by third parties into fine finished steel products. Our product offerings are focused on higher margin, value-added finished steel products, specifically, hot-dip galvanized steel (“HDG Steel”) and prepainted galvanized steel (“PPGI”). In addition, we produce acid pickled steel (“AP Steel”) and cold-rolled steel, which represent the less processed of our finished products.  In November 2009, our subsidiary Changshu Huaye Steel Strip Co., Ltd. acquired 100% equity interest in Ningbo Zhehua Heavy Steel Pipe Manufacturing Co., Ltd. (“Ningbo Zhehua”) for the total purchase price of RMB 45,172,855.34 (approximately $6.6 million). As a result of the acquisition of Ningbo Zhehua, our product offerings have expanded to include welded steel pipe products.  A large portion of our AP Steel and cold-rolled steel is used for our production of HDG Steel and PPGI products. Our vertical integration has allowed us to maintain more stable margins for our HDG Steel and PPGI products.

We sell most of our products to customers who operate primarily in the solar energy, appliances, automobile, construction, infrastructure, medical equipment and water resource industries. Most of our customers are located in China. Our primary export markets are Europe, Middle East, South America, the United States, Southeast Asia and Hong Kong.

Through our manufacturing facilities located in Changshu, China, we currently have three HDG Steel production lines, one PPGI production line, one AP Steel production line and one cold-rolled steel line. Our current annual designed production capacity is approximately 700,000 metric tons (“MT”) for HDG Steel, 200,000 MT for PPGI, 500,000 MT for AP Steel and 250,000 MT for cold-rolled steel.

Corporate Information

The address of our principal executive office in China is No 8, Huaye Road, Dongbang Industrial Park, Changshu, China, 215534 and our telephone number is (86) 512-52680988. We maintain a website at www.sutorcn.com that contains information about our Company, but the information contained on our website is not part of this prospectus supplement nor the accompanying prospectus.

The following chart reflects our organizational structure as of the date of this prospectus supplement.

The Offering

Shares of Common Stock Offered by Us	2,740,000 shares.

Warrants to Purchase Common Stock	Includes 685,000 shares of common stock underlying the warrants, exercisable at $3.76 per share for five years following the issuance of the shares in this offering.

Shares of Common Stock to be Outstanding After the Offering	40,695,602 shares.

Nasdaq Capital Market Symbol	SUTR

Use of Proceeds
We intend to use the net proceeds from this offering for general corporate purposes, including expanding our R&D facilities and capacity at our existing facilities, investing in new businesses, products and technologies, both through acquisitions and capital programs, funding ongoing operating, repayment of indebtedness and working capital requirements.  See “Use of Proceeds” in this prospectus supplement.

Dividend Policy	Our board of directors does not intend to declare cash dividends on our common stock for the foreseeable future.

Risk Factors
See “Risk Factors” beginning on page S-5 of this prospectus supplement and on page 2 of the accompanying prospectus and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

Transfer Agent and Registrar	Interwest Transfer Company, Inc.

The number of shares of common stock to be outstanding after this offering is based on 37,955,602 shares of common stock outstanding on March 4, 2010.

RISK FACTORS

Any investment in our securities involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus supplement and the accompanying prospectus before deciding whether to purchase our securities. In addition, you should carefully consider, among other things, the matters discussed under “Risk Factors” in our Annual Report on Form 10-K for the year ended June 30, 2009 and in other documents that we subsequently file with the Securities and Exchange Commission, all of which are incorporated by reference in this prospectus supplement and the accompanying prospectus. The risks and uncertainties described below are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of the following risks actually occur, our business, financial condition and results of operations would suffer. In that event, the trading price of our common stock could decline, and you may lose all or part of your investment in our securities. The risks discussed below also include forward-looking statements and our actual results may differ substantially from those discussed in these forward-looking statements. See “Forward-Looking Statements.”

We maintain a close business relationship with Shanghai Huaye Iron & Steel Group Co., Ltd., or Shanghai Huaye, and any disruption of this relationship or the financial stability of Shanghai Huaye could damage our business.

Our company and Shanghai Huaye, which is 100% owned by our major shareholder, Chairperson and CEO, Lifang Chen and her husband Feng Gao, have a close business relationship.  Approximately 44.6% of our revenue was derived from Shanghai Huaye and its affiliates in fiscal year 2009 (after adjustments to reflect the effects of the reorganization of Ningbo Zhehua into the Company), which distribute our products. In addition, a large portion of our raw materials were supplied by Shanghai Huaye in fiscal year 2009.  We believe that the larger size of Shanghai Huaye gives it greater bargaining power than us and our arrangement with Shanghai Huaye allows us to leverage its bargaining power and purchase raw materials at relatively lower purchase prices from suppliers. We do not have long-term written contracts with Shanghai Huaye.  In the past, Shanghai Huaye also has provided credit support on our behalf and guaranties for our benefit in connection with loans to us from third party lenders.

If our business relationship with Shanghai Huaye changes negatively or Shanghai Huaye's financial condition deteriorates, this would harm our business in many ways.   We would be forced to rely on other third parties for raw materials and product distribution if Shanghai Huaye ceases to be a supplier of our raw materials and/or a distributor of our products at current levels.  We may not be able to negotiate terms with these third parties that are as favorable as our arrangements with Shanghai Huaye.  If this happens, our revenues could decrease, our production costs could increase and our profit margin could be strained.  In addition, a material adverse change in the financial condition and creditworthiness of Shanghai Huaye could impair our existing credit facilities and ability to obtain loans in the future.

Certain of our stockholders hold a significant percentage of our outstanding voting securities.

Ms. Lifang Chen, our Chairperson and CEO, currently beneficially owns approximately 79.9% of our common stock and will beneficially own approximately 73.3% of our common stock following the closing of this offering, assuming no exercise of the warrants. As a result, she possesses significant influence and can elect a majority of our board of directors and authorize or prevent proposed significant corporate transactions. Her ownership and control may also have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination or discourage a potential acquirer from making a tender offer.

Although publicly traded, the trading market in our common stock has been substantially less liquid than the average trading market for a stock quoted on the Nasdaq Stock Market and this low trading volume may adversely affect the price of our common stock.

Our common stock started trading on the Nasdaq Capital Market under the symbol “SUTR” in February 2008. The warrants being offered under this prospectus supplement will not be listed on the Nasdaq Capital Market, but the shares of common stock underlying the warrants will be listed on the Nasdaq Capital Market upon exercise of the warrants. The trading volume of our common stock has been comparatively low to other companies listed on Nasdaq. Limited trading volume will subject our shares of common stock to greater price volatility and may make it difficult for you to sell your shares of common stock at a price that is attractive to you.

Certain provisions of our Articles of Incorporation may make it more difficult for a third party to effect a change-in-control.

Our articles of incorporation authorize the board of directors to issue up to 1,000,000 shares of preferred stock. The preferred stock may be issued in one or more series, the terms of which may be determined at the time of issuance by the board of directors without further action by the stockholders. These terms may include voting rights including the right to vote as a series on particular matters, preferences as to dividends and liquidation, conversion rights and redemption rights provisions. The issuance of any preferred stock could diminish the rights of holders of our common stock, and therefore could reduce the value of such common stock. In addition, specific rights granted to future holders of preferred stock could be used to restrict our ability to merge with, or sell assets to, a third party. The ability of the board of directors to issue preferred stock could make it more difficult, delay, discourage, prevent or make it more costly to acquire or effect a change-in-control, which in turn could prevent the stockholders from recognizing a gain in the event that a favorable offer is extended and could materially and negatively affect the market price of our common stock.

The market price of our common stock is volatile, leading to the possibility of its value being depressed at a time when you want to sell your holdings.

The market price of our common stock is volatile, and this volatility may continue. Numerous factors, many of which are beyond our control, may cause the market price of our common stock to fluctuate significantly. These factors include:

•	our earnings releases, actual or anticipated changes in our earnings, fluctuations in our operating results or our failure to meet the expectations of financial market analysts and investors;
•	changes in financial estimates by us or by any securities analysts who might cover our stock;
•	speculation about our business in the press or the investment community;
•	significant developments relating to our relationships with our customers or suppliers;
•	stock market price and volume fluctuations of other publicly traded companies and, in particular, those that are in the steel industry;
•	customer demand for our products;
•	investor perceptions of the steel industry in general and our company in particular;
•	the operating and stock performance of comparable companies;
•	general economic conditions and trends;
•	major catastrophic events;
•	announcements by us or our competitors of new products, significant acquisitions, strategic partnerships or divestitures;
•	changes in accounting standards, policies, guidance, interpretation or principles;
•	loss of external funding sources;
•	sales of our common stock, including sales by our directors, officers or significant stockholders; and
•	additions or departures of key personnel.

Securities class action litigation is often instituted against companies following periods of volatility in their stock price. This type of litigation could result in substantial costs to us and divert our management’s attention and resources. Moreover, securities markets may from time to time experience significant price and volume fluctuations for reasons unrelated to operating performance of particular companies. For example, in July 2008, the securities markets in the United States, China and other jurisdictions experienced the largest decline in share prices since September 2001. These market fluctuations may adversely affect the price of our common stock and other interests in our company at a time when you want to sell your interest in us.

We do not intend to pay dividends for the foreseeable future.

For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business, and we do not anticipate paying any cash dividends on our common stock. Accordingly, investors must be prepared to rely on sales of their common stock after price appreciation to earn an investment return, which may never occur. Investors seeking cash dividends should not purchase our common stock. Any determination to pay dividends in the future will be made at the discretion of our board of directors and will depend on our results of operations, financial condition, contractual restrictions, restrictions imposed by applicable law and other factors our board deems relevant.

There may be future sales or other dilution of our equity, which may adversely affect the market price of our common stock.

Except as described under the heading “Plan of Distribution” below, we are not restricted from issuing additional common stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock. The issuance of any additional shares of common stock or securities convertible into, exchangeable for or that represent the right to receive common stock or the exercise of such securities could be substantially dilutive to holders of our common stock. Holders of shares of our common stock have no preemptive rights that entitle holders to purchase their pro rata share of any offering of shares of any class or series. The market price of our common stock could decline as a result of sales of shares of our common stock made after this offering or the perception that such sales could occur. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, our shareholders bear the risk of our future offerings reducing the market price of our common stock and diluting their interests in us.

If the China Securities Regulatory Commission, or CSRC, or another Chinese regulatory agency, determines that CSRC approval is required in connection with this offering, this offering may be delayed or cancelled, or we may become subject to penalties.

On August 8, 2006, six Chinese regulatory agencies, including the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Administration for Taxation, the State Administration for Industry and Commerce, CSRC and the State Administration of Foreign Exchange, jointly issued the Regulation on Mergers and Acquisitions of Domestic Companies by Foreign Investors, or the New M&A Rule, which became effective on September 8, 2006. This new regulation, among other things, has certain provisions that require offshore special purpose vehicles formed for the purpose of acquiring Chinese domestic companies and directly or indirectly established or controlled by Chinese entities or individuals, to obtain the approval of the CSRC prior to publicly listing their securities on an overseas stock market. On September 21, 2006, the CSRC published on its official website a notice specifying the documents and materials that are required to be submitted for obtaining CSRC approval. It is not clear how the provisions in the new regulation regarding the offshore listing and trading of the securities of a special purpose vehicle apply to us. We believe, based on the interpretation of the new regulation and the practice experience of our Chinese legal counsel, Long An Law Firm, that CSRC approval is not required for this offering. Since the new regulation has only recently been adopted, there remains some uncertainty as to how this regulation will be interpreted or implemented. If the CSRC or another Chinese regulatory agency subsequently determines that the CSRC’s approval is required for this offering, we may face sanctions by the CSRC or another Chinese regulatory agency. If this happens, these regulatory agencies may impose fines and penalties on our operations in China, limit our operating privileges in China, delay or restrict the repatriation of our net proceeds from this offering into China, restrict or prohibit payment or remittance of dividends to us or take other actions that could have a material adverse effect on our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our shares of common stock. The CSRC or other Chinese regulatory agencies may also take actions requiring us, or making it advisable for us, to delay or cancel this offering before settlement and delivery of the shares being offered by us.

We may use these proceeds in ways with which you may not agree.

We have considerable discretion in the application of the proceeds of this offering. You will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used in a manner agreeable to you. You must rely on our judgment regarding the application of the net proceeds of this offering. The net proceeds may be used for corporate purposes that do not improve our profitability or increase the price of our shares. The net proceeds may also be placed in investments that do not produce income or that lose value.

FORWARD-LOOKING STATEMENTS

Statements contained in this prospectus supplement include “forward-looking statements” within the meaning of such term in Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause actual financial or operating results, performances or achievements expressed or implied by such forward-looking statements not to occur or be realized. Forward-looking statements made in this prospectus supplement generally are based on our best estimates of future results, performances or achievements, predicated upon current conditions and the most recent results of the companies involved and their respective industries. Forward-looking statements may be identified by the use of forward-looking terminology such as “may,” “will,” “could,” “should,” “project,” “expect,” “believe,” “estimate,” “anticipate,” “intend,” “continue,” “potential,” “opportunity” or similar terms, variations of those terms or the negative of those terms or other variations of those terms or comparable words or expressions. Potential risks and uncertainties include, among other things, such factors as:

•	Our heavy reliance on Shanghai Huaye;
•	Downturns in the steel industry;
•	Competition and competitive factors in the markets in which we compete;
•	Increases in our raw material costs;
•	General economic and business conditions in China and in the local economies in which we regularly conduct business, which can affect demand for the Company’s products and services; and
•	Changes in laws, rules and regulations governing the business community in China in general and the steel industry in particular.

Additional disclosures regarding factors that could cause our results and performance to differ from results or anticipated performance by this prospectus supplement are discussed in “Risk Factors.” Readers are urged to carefully review and consider the various disclosures made by us in the last annual report we filed and our other filings with the Security and Exchange Commission (the “SEC”). These reports attempt to advise investors and other interested parties of the risks and factors that may affect our business, financial condition and results of operations and prospects. The forward-looking statements made in this prospectus supplement speak only as of the date hereof and we disclaim any obligation to provide updates, revisions or amendments to any forward-looking statements to reflect changes in our expectations or future events.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $9.3 million (including approximately $2.6 million if all of the warrants are exercised), after deducting the placement agent fee and other estimated expenses of this offering payable by us.  We intend to use the net proceeds from this offering for general corporate purposes, including expanding our R&D facilities and capacity at our existing facilities, investing in new businesses, products and technologies, both through acquisitions and capital programs, funding ongoing operating, repayment of indebtedness and working capital requirements. At the present time, we have not entered into any agreements in principle relating to any material acquisition.

Although we have identified some of the potential uses of the proceeds from this offering, we have broad discretion in the application of these proceeds. Pending the use of the net proceeds, we expect to invest the proceeds in interest-bearing bank accounts or apply them to the reduction of short-term indebtedness.

PRICE RANGE OF COMMON STOCK

Our common stock is listed on the Nasdaq Capital Market under the symbol “SUTR.” As of March 4, 2010, there were 37,955,602 shares of our common stock issued and outstanding. The following table sets forth for the periods indicated the high and low reported sales prices of our common stock on the Nasdaq Capital Market.

	Price Range*
	High	Low
Fiscal Year Ending June 30, 2010
1st Fiscal Quarter (7/1/09-9/30/09)	$4.31	$2.85
2nd Fiscal Quarter (10/1/09-12/31/09)	3.42	2.35
3rd Fiscal Quarter (1/1/10 through March 4, 2010)	4.00	2.80

Fiscal Year Ended June 30, 2009
1st Fiscal Quarter (7/1/08-9/30/08)	$7.27	$2.90
2nd Fiscal Quarter (10/1/08-12/31/08)	3.30	1.31
3rd Fiscal Quarter (1/1/09-3/31/09)	2.64	0.91
4th Fiscal Quarter (4/1/09-6/30/09)	4.89	1.41

Fiscal Year Ended June 30, 2008
1st Fiscal Quarter (7/1/07-9/30/07)	$6.20	$3.00
2nd Fiscal Quarter (10/1/07-12/31/07)	7.00	3.95
3rd Fiscal Quarter (1/1/08-3/31/08)	5.70	3.62
4th Fiscal Quarter (4/1/08 -6/30/08)	9.00	4.88

*The above tables set forth the range of high and low closing prices per share of our common stock as reported by www.quotemedia.com for the periods indicated.

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

In this offering, we are offering a maximum of 2,740,000 shares of common stock and warrants to purchase 685,000 shares of common stock.  A description of the common stock we are offering pursuant to this Prospectus Supplement is set forth under the heading “Description of Capital Stock” starting on page 3 of the Prospectus.  As of March 4, 2010, there were 37,955,602 shares of our common stock issued and outstanding.

The following description summarizes the material terms and provisions of the warrants being offered under this prospectus supplement.

Exercise Price. The warrants are exercisable for shares of common stock at an exercise price of $3.76 per share.

Exercise Period. The warrants are exercisable for five years beginning on the date of initial issuance of the warrants.

Exercise of Warrants. Each warrant will entitle the holder to purchase shares of common stock at the exercise price stated above. Holders of the warrants may exercise the warrants in whole or in part at any time during the Exercise Period, upon the surrender of the warrants to us and payment of the exercise price to us in cash at the time of exercise; provided, however, that if a registration statement permitting the holder to resell shares underlying the warrants is not then effective or the prospectus forming a part thereof is not then available to the holder for the sale of these shares, then the warrants may be exercised on a “cashless” basis. In addition, if the closing price of our common stock for any 20 trading day period within a 30 trading day period following the one year anniversary of the warrant issuance date is equal to or greater than $5.40, then, subject to certain conditions, the Company may, in its sole discretion, elect to require the exercise of up to all of the then unexercised warrants.

The exercise price is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock. The warrants contain a limitation on exercise, pursuant to which, subject to certain limitations, a warrant holder will not be entitled to exercise any portion of the warrant if, after giving effect to the exercise, the holder, together with its affiliates, would beneficially own more than 9.99% of the shares of our outstanding common stock after giving effect to the exercise.

This description of the warrants is qualified in its entirety by reference to the form of warrant, a copy of which has been provided to each of the purchasers and is included as an exhibit to our Current Report on Form 8-K that will be filed with the SEC and incorporated by reference into the Registration Statement of which this prospectus supplement forms a part. See “Where You Can Find More Information” on page S-15.

PLAN OF DISTRIBUTION

Roth Capital Partners, LLC, which we refer to as the placement agent, has agreed to act as the exclusive placement agent in connection with this offering subject to the terms and conditions of a placement agency agreement, dated March 4, 2010. The placement agent is not purchasing or selling any shares of common stock or warrants offered by this prospectus supplement, nor is the placement agent required to arrange the purchase or sale of any specific number or dollar amount of shares of common stock or warrants, but has agreed to use its best efforts to arrange for the sale of all of the shares of common stock and warrants offered hereby. Therefore, we will enter into purchase agreements directly with investors in connection with this offering and we may not sell the entire amount of shares offered pursuant to this prospectus supplement.

The placement agent proposes to arrange for the sale to one or more purchasers of the shares and warrants offered pursuant to this prospectus supplement through direct purchase agreements between the purchasers and us. We have agreed to pay the placement agent a fee equal to five percent of the gross proceeds in this offering.

The following table shows the per share and total placement agent’s fees we will pay to the placement agent in connection with the sale of the shares and warrants offered pursuant to this prospectus supplement assuming the purchase of all of the shares of common stock and warrants offered hereby:

Per Share	$0.135
Total	$369,900

Because there is no minimum offering amount required as a condition to closing in this offering, the actual total offering commissions, if any, are not presently determinable and may be substantially less than the maximum amount set forth above. We have also agreed to reimburse the placement agent for certain reasonable travel, legal and other out-of-pocket expenses in an aggregate amount not to exceed $50,000, in addition to the reimbursement of certain FINRA related expenses regardless of the number of shares of our common stock and warrants sold in this offering.

In compliance with FINRA guidelines, the aggregate maximum fees or other items of value to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement or pricing supplement, as the case may be.

Our obligation to issue and sell securities to the purchasers and a purchaser’s obligation to purchase securities from us are subject to the conditions set forth in the Subscription Agreement and Placement Agency Agreement.

We currently anticipate that the sale of common stock and warrants will be completed on or about March 10, 2010. We estimate the total offering expenses of this offering that will be payable by us, excluding the placement agent’s fee, will be approximately $300,000, which includes legal and printing costs, accounting fees, various other fees and reimbursement of the placements agent’s expenses. The Depository Trust Company will credit the shares of common stock to the respective accounts of the investors.

We have agreed to indemnify the placement agent against liabilities under the Securities Act of 1933, as amended. We have also agreed to contribute to payments the placement agent may be required to make in respect of such liabilities.

The foregoing does not purport to be a complete statement of the terms and conditions of the placement agency agreement and purchase agreements. A copy of the placement agency agreement and the form of purchase agreement with the investors are included as exhibits to our current report on Form 8-K that will be filed with the SEC and incorporated by reference into the Registration Statement of which this prospectus supplement forms a part. See “Where You Can Find More Information” on page S-15.

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any fees or commissions received by it and any profit realized on the resale of the shares sold by them while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As a underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of common stock and warrants by the placement agent acting as principal. Under these rules and regulations, the placement agent:

•	must not engage in any stabilization activity in connection with our securities; and

•
must not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Holland & Hart LLP, Reno, Nevada. Certain other legal matters will be passed upon for us by Pillsbury Winthrop Shaw Pittman LLP, Washington, D.C. Legal matters as to PRC law will be passed upon for us by Long An Law Firm. Pillsbury Winthrop Shaw Pittman LLP may rely upon Long An Law Firm with respect to matters governed by PRC law. Winston & Strawn LLP, New York, New York, is acting as counsel for the placement agent in connection with certain matters related to the securities offered hereby.

EXPERTS

The consolidated financial statements of Sutor Technology Group Limited and subsidiaries as of June 30, 2009 and 2008, and the financial statements of Ningbo Zhehua Heavy Steel Pipe Manufacturing Co. Ltd. as of June 30, 2009 and 2008, incorporated in this prospectus supplement by reference to our Current Report on Form 8-K dated November 10, 2009, and the consolidated financial statements of Sutor Technology Group Limited and subsidiaries, which are before adjustments to reflect the effects of the reorganization of Ningbo Zhehua Heavy Steel Pipe Manufacturing Co. Ltd. into Sutor Technology Group Limited, incorporated in this prospectus supplement by reference to our Annual Report on Form 10-K for the year ended June 30, 2009, have been so incorporated in reliance upon the reports of Hansen, Barnett & Maxwell, P.C., an independent registered public accounting firm, given upon their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are “incorporating by reference” specified documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. Later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference into this prospectus supplement the documents listed below and any future filings made with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, including filings made on or after the date hereof and until termination of the offering to which this prospectus supplement relates:

•	Our Annual Report on Form 10-K for the fiscal year ended June 30, 2009, filed September 25, 2009;
•	Our Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 2009 and December 31, 2009;
•	Our definitive proxy statement related to our 2009 annual meeting of stockholders held on June 16, 2009, filed May 13, 2009;
•
The description of our common stock, $0.001 par value per share, contained in our Registration Statement on Form 8-A, filed on February 8, 2008 pursuant to Section 12(b) of the Exchange Act, as amended; and

•	Our Current Reports on Form 8-K filed on November 10, 2009, November 13, 2009 (but only with regard to Item 8.01), December 4, 2009, January 4, 2010 and January 20, 2010.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

Our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports, are available free of charge on our website at www.sutorcn.com as soon as reasonably practicable after they are filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus supplement. You may also obtain a copy of these filings at no cost by writing or telephoning us at the following address:

Sutor Technology Group Limited
No. 8, Huaye Road, Dongbang Industrial Park
Changshu City, Jiangsu Province
People’s Republic of China, 215534
Attention: Investor Relations
Telephone: (86) 512-52680988

Except for the documents incorporated by reference as noted above, we do not incorporate into this prospectus supplement any of the information included in our website.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933 with respect to our common stock and warrants offered by this prospectus supplement. This prospectus supplement does not contain all of the information set forth in the registration  statement and the exhibits to the registration statement. For further information regarding us and the common stock and warrants offered hereby, please refer to the registration statement and the exhibits filed as part of the registration statement.

In addition, we file periodic reports with the SEC, including quarterly reports and annual reports, which include our audited financial statements. This registration statement, including exhibits thereto, and all of our periodic reports may be inspected without charge at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain copies of the registration statement, including the exhibits thereto, and all of our periodic reports after payment of the fees prescribed by the SEC. For additional information regarding the operation of the Public Reference Room, you may call the SEC at 1-800-SEC-0330. The SEC also maintains a website which provides on-line access to reports and other information regarding registrants that file electronically with the SEC at the address: http://www.sec.gov.

$100,000,000

SUTOR TECHNOLOGY GROUP LIMITED

Common Stock
Preferred Stock
Debt Securities
Warrants
Units

We may offer, issue and sell from time to time our common stock, preferred stock, debt securities, warrants or units up to $100,000,000 or its equivalent in any other currency, currency units, or composite currency or currencies in one or more issuances. We may offer and sell the securities separately, together or as units, in separate classes or series, in amounts, at prices and on terms to be determined at the time of sale. This prospectus provides a general description of offerings of these securities that we may undertake.

Each time we sell our securities pursuant to this prospectus, we will provide the specific terms of such offering in a supplement to this prospectus. The prospectus supplement may also add, update, or change information contained in this prospectus. You should read this prospectus and the accompanying prospectus supplement, together with additional information described under the heading “Where You Can Find More Information” and “Information Incorporated by Reference,” before you make your investment decision.

This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement. The information contained or incorporated in this prospectus or in any prospectus supplement is accurate only as of the date of this prospectus, or such prospectus supplement, as applicable, regardless of the time of delivery of this prospectus or any sale of our securities.

Our common stock is listed on the NASDAQ Capital Market under the symbol “SUTR”. On  December 1 , 2009, the last reported per share sale price of our common stock was $2.38.

The aggregate market value of our outstanding common stock held by non-affiliates is $30,736,732 based on 37,955,602 shares of outstanding common stock, of which 7,608,102 are held by non-affiliates, and a per share price of $4.04 based on the closing sale price of our common stock on September 22, 2009. We have not offered any securities pursuant to General Instruction I.B.6. of Form S-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus.

We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters, through agents, or directly to purchasers. The prospectus supplement for each offering of securities will describe the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

See the “Risk Factors” section of our filings with the SEC and the applicable prospectus supplement for certain risks that you should consider before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 14 , 2009

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	1

USE OF TERMS	1

SUTOR TECHNOLOGY GROUP LIMITED	1

USE OF PROCEEDS	2

DESCRIPTION OF CAPITAL STOCK	3

DESCRIPTION OF WARRANTS	5

DESCRIPTION OF DEBT SECURITIES	6

DESCRIPTION OF UNITS	14

PLAN OF DISTRIBUTION	14

LEGAL MATTERS	16

EXPERTS	16

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may sell our securities described in this prospectus in one or more offerings up to a total dollar amount of $100,000,000. Each time we offer our securities, we will provide you with a supplement to this prospectus that will describe the specific amounts, prices and terms of the securities we offer. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus, together with applicable prospectus supplements and the documents incorporated by reference in this prospectus and any prospectus supplements, includes all material information relating to this offering. Please read carefully both this prospectus and any prospectus supplement together with additional information described below under “Where You Can Find More Information” and “Information Incorporated by Reference.”

You should rely only on the information contained in or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of securities described in this prospectus. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus may not be used to consummate a sale of our securities unless it is accompanied by a prospectus supplement.

USE OF TERMS

Except as otherwise indicated by the context, all references in this prospectus to (i) “Sutor Group,” “we,” “us,” “our,” “our Company,” or “the Company” are to Sutor Technology Group Limited, a Nevada corporation, and its consolidated subsidiaries; (ii) “Securities Act” are to the Securities Act of 1933, as amended; (iii) “Exchange Act” means the Securities Exchange Act of 1934, as amended; and (iv) “China” and “PRC” are to the People’s Republic of China.

SUTOR TECHNOLOGY GROUP LIMITED

We are one of the leading private manufacturers of fine finished steel products used by steel fabricators and other applications in China. We utilize a variety of processes and technological methodologies to convert raw steel manufactured by third parties into finished steel fabrication products. Our product offerings are focused on higher value-added finished steel products: hot-dip galvanized steel (“HDG Steel”), and prepainted galvanized steel (“PPGI”). In addition, we produce acid picked steel (“AP Steel”) and cold-rolled steel, which represent the less processed of our finished products and a large portion of both are used for our production of HDG Steel and PPGI products. As a result of our recent acquisition of Ningbo Zhehua Heavy Steel Pipe Manufacturing Co., Ltd. (“Ningbo Zhehua”), our product offerings are now expanded to welded steel pipe products. Our vertical integration has allowed us to benefit from the higher and more stable margins for our HDG Steel and PPGI products.

We sell most of our steel products to customers who operate primarily in the solar energy, appliances, automobile, construction, infrastructure, medical equipment and water resource industries. Most of our products are sold to domestic customers located in China, with domestic sales accounting for 96.13% of our total revenue in fiscal year 2008. Our major export markets are Europe, Middle East, South America, the United States, Southeast Asia and Hong Kong.

The address of our principal executive office in China is No 8, Huaye Road, Dongbang Industrial Park, Changshu, China, 215534 and our telephone number is (86) 512-52680988. We maintain a website at www.sutorcn.com that contains information about our Company, but no information contained on our website is part of this prospectus.

 RISK FACTORS

An investment in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the specific risk factors discussed in the sections entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K filed on September 25, 2009 and in any applicable prospectus supplement and our other filings with the SEC and incorporated by reference in this prospectus, together with all of the other information contained in this prospectus, or any applicable prospectus supplement. If any of the risks or uncertainties described in our SEC filings or any prospectus supplement actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of our securities could decline and you might lose all or part of your investment.

FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates forward-looking statements within the meaning of section 27A of the Securities Act and section 21E of the Exchange Act. These forward-looking statements are management’s beliefs and assumptions. In addition, other written or oral statements that constitute forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which we operate and statements may be made by or on our behalf. Words such as “should,” “could,” “may,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. There are a number of important factors that could cause our actual results to differ materially from those indicated by such forward-looking statements.

We describe material risks, uncertainties and assumptions that could affect our business, including our financial condition and results of operations, under “Risk Factors” and may update our descriptions of such risks, uncertainties and assumptions in any prospectus supplement. We base our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may differ materially from what is expressed, implied or forecast by our forward-looking statements. Accordingly, you should be careful about relying on any forward-looking statements. Reference is made in particular to forward-looking statements regarding growth strategies, financial results, product development, competitive strengths, intellectual property rights, litigation, mergers and acquisitions, market acceptance or continued acceptance of our products, accounting estimates, financing activities, ongoing contractual obligations and sales efforts. Except as required under the federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions, or otherwise.

USE OF PROCEEDS

Unless specified otherwise in the applicable prospectus supplement, we expect to use the net proceeds we receive from the sale of the securities offered by this prospectus and the accompanying prospectus supplement for general corporate purposes, which may include, among other things:

•	repayment of debt;
•	acquisitions;
•	working capital;
•	capital expenditures;
•	research and development expenditures; and
•	investments.

The precise amount and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other capital. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness. Additional information on the use of net proceeds from the sale of securities covered by this prospectus may be set forth in the prospectus supplement relating to the specific offering.

DESCRIPTION OF CAPITAL STOCK

Our Certificate of Incorporation authorizes us to issue 500,000,000 shares of common stock, $0.001 par value per share, and 1,000,000 shares of preferred stock, $0.001 par value per share. As of December 2 , 2009, there were 37,955,602 shares of common stock, and no shares of preferred stock, outstanding.

Common Stock. All outstanding common stock is, and any stock issued under this prospectus will be, fully paid and non-assessable. Subject to the rights of the holders of our outstanding preferred stock, holders of common stock:

•	are entitled to any dividends or other distributions when and if declared by our board of directors out of funds legally available for such purpose;

•	will share ratably in our net assets in the event of a dissolution, winding-up or liquidation of our company; and

•
are entitled to one vote per share of record on all matters to be voted upon by shareholders and to vote together as a single class for the election of directors and in respect of other corporate matters.

Our common stock is listed on the Nasdaq Capital Market under the symbol “SUTR.”

The common stock has no conversion or redemption rights or features. Holders of common stock have no preemptive rights to purchase or subscribe for any stock or other securities of ours, or call rights related to those shares.

Preferred Stock. Our board of directors is authorized, without action by the shareholders, to issue preferred stock from time to time in one or more series with such rights, preferences and designations as it may determine. Any preferred stock so issued by the board of directors may rank senior to the common stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up of us, or both.

Unless provided in a supplement to this prospectus, the shares of our preferred stock to be issued will have no preemptive rights. If preferred stock is offered by us, the prospectus supplement will describe the terms of the preferred stock, including the following if applicable to the particular offering:

•	number of shares of preferred stock to be issued and the offering price of the preferred stock;

•	the title and stated value of the preferred stock;

•	dividend rights, including dividend rates, periods, or payment dates, or methods of calculation of dividends applicable to the preferred stock;

•	the date from which distributions on the preferred stock shall accumulate, if applicable;

•	right to convert the preferred stock into a different type of security;

•	voting rights attributable to the preferred stock;

•	rights and preferences upon our liquidation or winding up of our affairs;

•	terms of redemption;

•	the procedures for any auction and remarketing, if any, for the preferred stock;

•	the provisions for a sinking fund, if any, for the preferred stock;

•	any listing of the preferred stock on any securities exchange;

•	the terms and conditions, if applicable, upon which the preferred stock will be convertible into our common stock, including the conversion price (or manner of calculation thereof);

•	a discussion of federal income tax considerations applicable to the preferred stock;

•
the relative ranking and preferences of the preferred stock as to distribution rights (including whether any liquidation preference as to the preferred stock will be treated as a liability for purposes of determining the availability of assets for distributions to holders of stock ranking junior to the shares of preferred stock as to distribution rights);

•
any limitations on issuance of any series of preferred stock ranking senior to or on a parity with the series of preferred stock being offered as to distribution rights and rights upon the liquidation, dissolution or winding up or our affairs; and

•	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

If our board of directors decides to issue any preferred stock, it may discourage or make more difficult a merger, tender offer, business combination or proxy contest, assumption of control by a holder of a large block of our securities or the removal of incumbent management, even if these events were favorable to the interests of shareholders. Our board of directors, without shareholder approval, may issue preferred stock with voting and conversion rights and dividend and liquidation preferences which may adversely affect the holders of common stock.

Anti-takeover Effects of Our Articles of Incorporation and By-laws
Our articles of incorporation and by-laws contain certain provisions that may have the effect of entrenching our existing board members, delaying, deferring or preventing a future takeover or change in control of the company unless such takeover or change in control is approved by the board of directors. These provisions include:

•
Blank Check Preferred Stock — Our articles of incorporation provide that our board of directors may issue, without further stockholder approval, up to 1,000,000 shares of preferred stock in one or more series with such rights, preferences and designations as determined by the board of directors.

•
Special Meetings of Shareholders — Our by-laws provide that, unless otherwise prescribed by the statute, special meetings of the stockholders can only be called by our president, by the directors, or by the president at the request of the holders of not less than ten percent of all the outstanding shares entitled to vote at the meeting.

•
Contracts and Transactions with Interested Directors and Officers — We may enter into a contract or a transaction with our directors or officers or any other corporation, firm, association, or entity in which one or more of our directors or officers are financially interested if: (a) the fact of such relationship or interest is disclosed or known to our board of directors or committee which authorizes, approves, or ratifies the contract or transaction in good faith by vote or consent sufficient for the purpose without counting the votes or consents of such interested director; (b) the fact of such relationship or interest is disclosed or known to the stockholders entitled to vote and they authorize, approve, or ratify such contract or transaction by vote or written consent; (c) the fact of the common directorship, office or financial interest is not disclosed or known to the director or officer at the time the transaction is brought before our board of directors for action; or (d) the contract or transaction is fair and reasonable to the Company at the time it is approved. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or committee thereof which authorizes, approves, or ratifies such contract or transaction.

•	Amendment of Bylaws — Our by-laws may be amended by our board of directors.

•
Authorized but Unissued Shares — Our board of directors may cause us to issue our authorized but unissued shares of common stock in the future without stockholders’' approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock could render more difficult or discourage an attempt to obtain control of a majority of our common stock by means of a proxy contest, tender offer, merger or otherwise.

We have opted out of the Combinations with Interested Stockholders provisions contained in Sections 78.411 through 78.444, inclusive of the Nevada Revised Statute and the Acquisition of Controlling Interest provisions contained in Sections 78.378 through 78.3793, inclusive of the Nevada Revised Statute.

Transfer Agent

The transfer agent and registrar for our common stock is InterWest Transfer Company, located in Salt Lake City, Utah. Their mailing address is 1981 East 4800 South, Suite 100, Salt Lake City, Utah 84117. Their phone number is (801) 272-9294.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or traded separate and apart from these securities. Each series of warrants will be issued under a warrant agreement all as set forth in the prospectus supplement. A copy of the form of warrant agreement, including any form of warrant certificates representing the warrants, reflecting the provisions to be included in the warrant agreements and/or warrant certificates that will be entered into with respect to particular offerings of warrants, will be filed as an exhibit to a Form 8-K to be incorporated into the registration statement of which this prospectus constitutes a part prior to the issuance of any warrants.

The applicable prospectus supplement or term sheet will describe the terms of the warrants offered thereby, any warrant agreement relating to such warrants and the warrant certificates, including but not limited to the following:

•	the offering price or prices;

•	the aggregate amount of securities that may be purchased upon exercise of such warrants and minimum number of warrants that are exercisable;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the number of securities, if any, with which such warrants are being offered and the number of such warrants being offered with each security;

•	the date on and after which such warrants and the related securities, if any, will be transferable separately;

•
the amount of securities purchasable upon exercise of each warrant and the price at which the securities may be purchased upon such exercise, and events or conditions under which the amount of securities may be subject to adjustment;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	the circumstances, if any, which will cause the warrants to be deemed to be automatically exercised;

•	any material risk factors, if any, relating to such warrants;

•	the identity of any warrant agent; and

•	any other terms of such warrants (which shall not be inconsistent with the provisions of the warrant agreement).

Each warrant will entitle the holder to purchase a principal amount of common stock, preferred stock and/or debt securities at an exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement relating to those warrants.  Warrants may be exercised at the times set forth in the prospectus supplement relating to such warrants. After the close of business on the expiration date (or any later date to which the expiration date may be extended by us), unexercised warrants will become void. Subject to any restrictions and additional requirements that may be set forth in the prospectus supplement relating thereto, warrants may be exercised by delivery to the Company or its warrant agent of the certificate evidencing the warrants properly completed and duly executed and of payment as provided in the prospectus supplement of the amount required to purchase the debt securities or shares of common stock, shares of preferred stock, or depositary shares purchasable upon such exercise. The exercise price will be the price applicable on the date of payment in full, as set forth in the prospectus supplement relating to the warrants. Upon receipt of the payment and the certificate representing the warrants to be exercised properly completed, duly executed and properly delivered as indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the debt securities or shares of common stock, shares of preferred stock, or depositary shares purchasable upon such exercise. If fewer than all of the warrants represented by that certificate are exercised, a new certificate will be issued for the remaining amount of warrants.

Prior to the exercise of any warrants, holders of such warrants will not have any rights of holders of the securities purchasable upon such exercise, including the right to receive payments of dividends, if any, on the securities purchasable upon such exercise, statutory appraisal rights or the right to vote such underlying securities.

Prospective purchasers of warrants should be aware that material U.S. federal income tax, accounting and other considerations may be applicable to instruments such as warrants.

DESCRIPTION OF DEBT SECURITIES

The following is a summary of the general terms of the debt securities that we may issue. We will file a prospectus supplement that may contain additional terms when we issue debt securities. The terms presented here, together with the terms in a related prospectus supplement, will be a description of the material terms of the debt securities. You should also read the indenture under which the debt securities are to be issued. We have filed a form of indenture governing different types of debt securities with the SEC as an exhibit to the registration statement of which this prospectus is a part. All capitalized terms have the meanings specified in the indenture.

We may issue, from time to time, debt securities, in one or more series, that will consist of senior debt, senior subordinated debt or subordinated debt. We refer to the subordinated debt securities and the senior subordinated debt securities together as the subordinated securities. The debt securities that we may offer will be issued under an indenture between us and an entity, identified in the applicable prospectus supplement, as trustee. Debt securities, whether senior, senior subordinated or subordinated, may be issued as convertible debt securities or exchangeable debt securities. The following is a summary of the material provisions of the indenture filed as an exhibit to the registration statement of which this prospectus is a part.

As you read this section, please remember that for each series of debt securities, the specific terms of your debt security as described in the applicable prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in the summary below.  The statement we make in this section may not apply to your debt security.

General Terms of the Indenture

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. We may, without the consent of the holders of any series, increase the principal amount of securities in that series in the future, on the same terms and conditions and with the same CUSIP numbers as that series. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount”, or OID, for U.S. federal income tax purposes because of interest payment and other characteristics. Material U.S. federal income tax considerations applicable to debt securities issued with original issue discount will be described in more detail in any applicable prospectus supplement.

The applicable prospectus supplement for a series of debt securities that we issue will describe, among other things, the following terms of the offered debt securities:

•	the title and authorized denominations of the series of debt securities;

•	any limit on the aggregate principal amount of the series of debt securities;

•	whether such debt securities will be issued in fully registered form without coupons or in a form registered as to principal only with coupons or in bearer form with coupons;

•	whether issued in the form of one or more global securities and whether all or a portion of the principal amount of the debt securities is represented thereby;

•	the price or prices at which the debt securities will be issued;

•	the date or dates on which principal is payable;

•
the place or places where and the manner in which principal, premium or interest, if any, will be payable and the place or places where the debt securities may be presented for transfer and, if applicable, conversion or exchange;

•	interest rates, and the dates from which interest, if any, will accrue, and the dates when interest is payable and the maturity;

•	the right, if any, to extend the interest payment periods and the duration of the extensions;

•	our rights or obligations to redeem or purchase the debt securities;

•	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem some or all of the debt securities;

•	conversion or exchange provisions, if any, including conversion or exchange prices or rates and adjustments thereto;

•	the currency or currencies of payment of principal or interest;

•	the terms applicable to any debt securities issued at a discount from their stated principal amount;

•	the terms, if any, under which any debt securities will rank junior to any of our other debt;

•	whether and upon what terms the debt securities may be defeased, if different from the provisions set forth in the indenture;

•
if the amount of payments of principal or interest is to be determined by reference to an index or formula, or based on a coin or currency other than that in which the debt securities are stated to be payable, the manner in which these amounts are determined and the calculation agent, if any, with respect thereto;

•	the provisions, if any, relating to any collateral provided for the debt securities;

•	if other than the entire principal amount of the debt securities when issued, the portion of the principal amount payable upon acceleration of maturity as a result of a default on our obligations;

•	the events of default and covenants relating to the debt securities that are in addition to, modify or delete those described in this prospectus;

•	the nature and terms of any security for any secured debt securities; and

•	any other specific terms of any debt securities.

The applicable prospectus supplement will present material U.S. federal income tax considerations for holders of any debt securities and the securities exchange or quotation system on which any debt securities are to be listed or quoted.

Senior Debt Securities

Payment of the principal of, premium and interest, if any, on senior debt securities will rank on a parity with all of our other secured/unsecured and unsubordinated debt.

Senior Subordinated Debt Securities

Payment of the principal of, premium and interest, if any, on senior subordinated debt securities will be junior in right of payment to the prior payment in full of all of our unsubordinated debt, including senior debt securities and any credit facility. We will state in the applicable prospectus supplement relating to any senior subordinated debt securities the subordination terms of the securities as well as the aggregate amount of outstanding debt, as of the most recent practicable date, that by its terms would be senior to the senior subordinated debt securities. We will also state in such prospectus supplement limitations, if any, on issuance of additional senior debt.

Subordinated Debt Securities

Payment of the principal of, premium and interest, if any, on subordinated debt securities will be subordinated and junior in right of payment to the prior payment in full of all of our senior debt, including our senior debt securities and senior subordinated debt securities. We will state in the applicable prospectus supplement relating to any subordinated debt securities the subordination terms of the securities as well as the aggregate amount of outstanding indebtedness, as of the most recent practicable date, that by its terms would be senior to the subordinated debt securities. We will also state in such prospectus supplement limitations, if any, on issuance of additional senior indebtedness.

Conversion or Exchange Rights

Debt securities may be convertible into or exchangeable for other securities, including, for example, shares of our equity securities that are covered by this prospectus . The terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement. The terms will include, among others, the following:

•	the conversion or exchange price;

•	the conversion or exchange period;

•	provisions regarding the ability of us or the holder to convert or exchange the debt securities;

•	events requiring adjustment to the conversion or exchange price; and

•	provisions affecting conversion or exchange in the event of our redemption of the debt securities.

Consolidation, Merger or Sale

We cannot consolidate or merge with or into, or transfer or lease all or substantially all of our assets to, any person, and we cannot permit any other person to consolidate with or merge into us, unless (1) we will be the continuing corporation or (2) the successor corporation or person to which our assets are transferred or leased is a corporation organized under the laws of the United States, any state of the United States or the District of Columbia and it expressly assumes our obligations under the debt securities and the indenture. In addition, we cannot complete such a transaction unless immediately after completing the transaction, no event of default under the indenture, and no event which, after notice or lapse of time or both, would become an event of default under the indenture, shall have occurred and be continuing. When the person to whom our assets are transferred or leased has assumed our obligations under the debt securities and the indenture, we shall be discharged from all our obligations under the debt securities and the indenture except in limited circumstances.

This covenant would not apply to any recapitalization transaction, a change of control of us or a highly leveraged transaction, unless the transaction or change of control were structured to include a merger or consolidation or transfer or lease of all or substantially all of our assets.

Events of Default

The term “Event of Default,” when used in the indenture, unless otherwise indicated, means any of the following:

•	failure to pay interest for 30 days after the date payment is due and payable;

•	failure to pay principal or premium, if any, on any debt security when due, either at maturity, upon any redemption, by declaration or otherwise;

•	failure to make sinking fund payments when due;

•	failure to perform other covenants for 60 days after notice that performance was required;

•	events in bankruptcy, insolvency or reorganization relating to us; or

•	any other Event of Default provided in the applicable officer’s certificate, resolution of our board of directors or the supplemental indenture under which we issue a series of debt securities.

An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the indenture.

If an Event of Default with respect to any series of senior debt securities occurs and is continuing, then either the trustee for such series or the holders of a majority in aggregate principal amount of the outstanding debt securities of such series, by notice in writing, may declare the principal amount of and interest on all of the debt securities of such series to be due and payable immediately; provided, however, unless otherwise provided in the applicable prospectus supplement, if such an Event of Default occurs and is continuing with respect to more than one series of senior debt securities under the indenture, the trustee for such series or the holders of a majority in aggregate principal amount of the outstanding debt securities of all such series of senior debt securities of equal ranking (or, if any of such senior debt securities are discount securities, such portion of the principal amount as may be specified in the terms of that series), voting as one class, may make such declaration of acceleration as to all series of such equal ranking and not the holders of the debt securities of any one of such series of senior debt securities.

If an Event of Default with respect to any series of subordinated securities occurs and is continuing, then either the trustee for such series or the holders of a majority in aggregate principal amount of the outstanding debt securities of such series, by notice in writing, may declare the principal amount of and interest on all of the debt securities of such series to be due and payable immediately; provided, however, unless otherwise provided in the applicable prospectus supplement, if such an Event of Default occurs and is continuing with respect to more than one series of subordinated securities under the indenture, the trustee for such series or the holders of a majority in aggregate principal amount of the outstanding debt securities of all such series of subordinated securities of equal ranking (or, if any of such subordinated securities are discount securities, such portion of the principal amount as may be specified in the terms of that series), voting as one class, may make such declaration of acceleration as to all series of equal ranking and not the holders of the debt securities of any one of such series of subordinated securities.

The holders of not less than a majority in aggregate principal amount of the debt securities of all affected series of equal ranking may, after satisfying certain conditions, rescind and annul any of the above-described declarations and consequences involving such series.

If an Event of Default relating to events in bankruptcy, insolvency or reorganization of us occurs and is continuing, then the principal amount of all of the debt securities outstanding, and any accrued interest, will automatically become due and payable immediately, without any declaration or other act by the trustee or any holder.

The indenture imposes limitations on suits brought by holders of debt securities against us. Except for actions for payment of overdue principal or interest, no holder of debt securities of any series may institute any action against us under the indenture unless:

•	the holder has previously given to the trustee written notice of default and continuance of such default;

•	the holders of not less than a majority in principal amount of the outstanding debt securities of the affected series of equal ranking have requested that the trustee institute the action;

•	the requesting holders have offered the trustee reasonable indemnity for expenses and liabilities that may be incurred by bringing the action;

•	the trustee has not instituted the action within 60 days of the request; and

•	the trustee has not received inconsistent direction by the holders of a majority in principal amount of the outstanding debt securities of the affected series of equal ranking.

We will be required to file annually with the trustee a certificate, signed by one of our officers, stating whether or not the officer knows of any default by us in the performance, observance or fulfillment of any condition or covenant of the indenture.

Registered Global Securities and Book Entry System

The debt securities of a series may be issued in whole or in part in book-entry form and may be represented by one or more fully registered global securities or in unregistered form with or without coupons. We will deposit any registered global securities with a depositary or with a nominee for a depositary identified in the applicable prospectus supplement and registered in the name of such depositary or nominee. In such case, we will issue one or more registered global securities denominated in an amount equal to the aggregate principal amount of all of the debt securities of the series to be issued and represented by such registered global security or securities. This means that we will not issue certificates to each holder.

Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred except as a whole:

•	by the depositary for such registered global security to its nominee;

•	by a nominee of the depositary to the depositary or another nominee of the depositary; or

•	by the depositary or its nominee to a successor of the depositary or a nominee of the successor.

The prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary arrangement involving any portion of the series represented by a registered global security. We anticipate that the following provisions will apply to all depositary arrangements for registered debt securities:

•
ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for such registered global security, these persons being referred to as “participants,” or persons that may hold interests through participants;

•
upon the issuance of a registered global security, the depositary for the registered global security will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the debt securities represented by the registered global security beneficially owned by the participants;

•	any dealers, underwriters, or agents participating in the distribution of the debt securities represented by a registered global security will designate the accounts to be credited; and

•
ownership of beneficial interest in such registered global security will be shown on, and the transfer of such ownership interest will be effected only through, records maintained by the depositary for such registered global security for interests of participants, and on the records of participants for interests of persons holding through participants.

The laws of some states may require that specified purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary for a registered global security, or its nominee, is the registered owner of such registered global security, the depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as stated below, owners of beneficial interests in a registered global security:

•	will not be entitled to have the debt securities represented by a registered global security registered in their names;

•	will not receive or be entitled to receive physical delivery of the debt securities in the definitive form; and

•	will not be considered the owners or holders of the debt securities under the relevant indenture.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the indenture.

We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through the participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

We will make payments of principal and premium, if any, and interest, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owners of the registered global security. None of us, the trustee or any other agent of ours or the trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security held through the participants, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name.” We also expect that any of these payments will be the responsibility of the participants.

If the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or stops being a clearing agency registered under the Exchange Act, we will appoint an eligible successor depositary. If we fail to appoint an eligible successor depositary within 90 days, we will issue the debt securities in definitive form in exchange for the registered global security. In addition, we may at any time and in our sole discretion decide not to have any of the debt securities of a series represented by one or more registered global securities. In that event, we will issue debt securities of the series in a definitive form in exchange for all of the registered global securities representing the debt securities. The trustee will register any debt securities issued in definitive form in exchange for a registered global security in the name or names as the depositary, based upon instructions from its participants, shall instruct the trustee.

We may also issue bearer debt securities of a series in the form of one or more global securities, referred to as “bearer global securities.” The prospectus supplement relating to a series of debt securities represented by a bearer global security will describe the applicable terms and procedures. These will include the specific terms of the depositary arrangement and any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer global security, in proportion to the series represented by a bearer global security.

Discharge, Defeasance and Covenant Defeasance

We can discharge or decrease our obligations under the indenture as stated below.

We may discharge obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable, or are scheduled for redemption, within sixty (60) days. We may effect a discharge by irrevocably depositing with the trustee cash or U.S. government obligations, as trust funds, in an amount certified to be enough to pay when due, whether at maturity, upon redemption or otherwise, the principal of, premium and interest, if any, on the debt securities and any mandatory sinking fund payments.

Unless otherwise provided in the applicable prospectus supplement, we may also discharge any and all of our obligations to holders of any series of debt securities at any time, which we refer to as defeasance. We may also be released from the obligations imposed by any covenants of any outstanding series of debt securities and provisions of the indenture, and we may omit to comply with those covenants without creating an event of default under the trust declaration, which we refer to as covenant defeasance. We may effect defeasance and covenant defeasance only if, among other things:

•
we irrevocably deposit with the trustee cash or U.S. government obligations, as trust funds, in an amount certified to be enough to pay at maturity, or upon redemption, the principal, premium and interest, if any, on all outstanding debt securities of the series;

•
we deliver to the trustee an opinion of counsel from a nationally recognized law firm to the effect that the holders of the series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and that defeasance or covenant defeasance will not otherwise alter the holders’ U.S. federal income tax treatment of principal, premium and interest, if any, payments on the series of debt securities; and

•
in the case of subordinated debt securities, no event or condition shall exist that, based on the subordination provisions applicable to the series, would prevent us from making payments of principal of, premium and interest, if any, on any of the applicable subordinated debt securities at the date of the irrevocable deposit referred to above or at any time during the period ending on the 91st day after the deposit date.

In the case of a defeasance by us, the opinion we deliver must be based on a ruling of the Internal Revenue Service issued, or a change in U.S. federal income tax law occurring, after the date of the indenture, since such a result would not occur under the U.S. federal income tax laws in effect on such date.

Although we may discharge or decrease our obligations under the indenture as described in the two preceding paragraphs, we may not avoid, among other things, our duty to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or agency in respect of any series of debt securities.

Modification of the Indenture

The indenture provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to:

•	secure any debt securities and provide the terms and conditions for the release or substitution of the security;

•	evidence the assumption by a successor corporation of our obligations;

•	add covenants for the protection of the holders of debt securities;

•	add any additional events of default;

•	cure any ambiguity or correct any inconsistency or defect in the indenture;

•
add to, change or eliminate any of the provisions of the indenture in a manner that will become effective only when there is no outstanding debt security which is entitled to the benefit of the provision as to which the modification would apply;

•	establish the forms or terms of debt securities of any series;

•	eliminate any conflict between the terms of the indenture and the Trust Indenture Act of 1939;

•
evidence and provide for the acceptance of appointment by a successor trustee and add to or change any of the provisions of the indenture as is necessary for the administration of the trusts by more than one trustee; and

•
make any other provisions with respect to matters or questions arising under the indenture that will not be inconsistent with any provision of the indenture as long as the new provisions do not adversely affect the interests of the holders of any outstanding debt securities of any series created prior to the modification.

The indenture also provides that we and the trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of debt securities of all series of senior debt securities or of Subordinated Securities of equal ranking, as the case may be, then outstanding and affected, voting as one class, add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the indenture or modify in any manner the rights of the holders of the debt securities. We and the trustee may not, however, without the consent of the holder of each outstanding debt security affected thereby:

•	extend the final maturity of any debt security;

•	reduce the principal amount or premium, if any;

•	reduce the rate or extend the time of payment of interest;

•	reduce any amount payable on redemption or impair or affect any right of redemption at the option of the holder of the debt security;

•	change the currency in which the principal, premium or interest, if any, is payable;

•	reduce the amount of the principal of any debt security issued with an original issue discount that is payable upon acceleration or provable in bankruptcy;

•	alter provisions of the relevant indenture relating to the debt securities not denominated in U.S. dollars;

•	impair the right to institute suit for the enforcement of any payment on any debt security when due;

•	if applicable, adversely affect the right of a holder to convert or exchange a debt security; or

•	reduce the percentage of holders of debt securities of any series whose consent is required for any modification of the indenture.

The indenture provides that the holders of not less than a majority in aggregate principal amount of the then outstanding debt securities of any and all affected series of equal ranking, by notice to the relevant trustee, may on behalf of the holders of the debt securities of any and all such series of equal ranking waive any default and its consequences under the indenture except:

•	a continuing default in the payment of interest on, premium, if any, or principal of, any such debt security held by a non-consenting holder; or

•	a default in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of each series affected.

Concerning the Trustee

The indenture provides that there may be more than one trustee under the indenture, each for one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee under that indenture.

Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only on the one or more series of debt securities for which it is the trustee under the indenture. Any trustee under the indenture may resign or be removed from one or more series of debt securities. All payments of principal of, premium and interest, if any, on, and all registration, transfer, exchange, authentication and delivery of, the debt securities of a series will be effected by the trustee for that series at an office designated by the trustee.

If the trustee becomes a creditor of ours, the indenture places limitations on the right of the trustee to obtain payment of claims or to realize on property received in respect of any such claim as security or otherwise. The trustee may engage in other transactions. If it acquires any conflicting interest relating to any duties concerning the debt securities, however, it must eliminate the conflict or resign as trustee.

The holders of a majority in aggregate principal amount of any and all affected series of debt securities of equal ranking then outstanding will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee concerning the applicable series of debt securities, provided that the direction:

•	would not conflict with any rule of law or with the relevant indenture;

•	would not be unduly prejudicial to the rights of another holder of the debt securities;

•	and would not involve any trustee in personal liability.

The indenture provides that in case an Event of Default shall occur, not be cured and be known to any trustee, the trustee must use the same degree of care as a prudent person would use in the conduct of his or her own affairs in the exercise of the trustee’s power. The trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they shall have offered to the trustee security and indemnity satisfactory to the trustee.

No Individual Liability of Incorporators, Stockholders, Officers or Directors

The indenture provides that no incorporator and no past, present or future stockholder, officer or director of ours or any successor corporation in their capacity as such shall have any individual liability for any of our obligations, covenants or agreements under the debt securities or the indenture.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	any additional terms of the governing unit agreement.

The applicable prospectus supplement will describe the terms of any units.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus in any one or more of the following ways from time to time:

•	directly to investors, including through a specific bidding, auction or other process;

•	to investors through agents;

•	directly to agents;

•	to or through brokers or dealers;

•	to the public through underwriting syndicates led by one or more managing underwriters;

•	to one or more underwriters acting alone for resale to investors or to the public; and

•	through a combination of any such methods of sale.

We may also sell and distribute the securities offered by this prospectus from time to time in one or more transactions, including in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise. We may sell our securities through a rights offering, forward contracts or similar arrangements.

The accompanying prospectus supplement will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the securities and the proceeds to us from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any underwriting discounts and other items constituting compensation to underwriters, dealers or agents;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

Only those underwriters identified in such prospectus supplement are deemed to be underwriters in connection with the securities offered in the prospectus supplement. Any underwritten offering may be on a best efforts or a firm commitment basis.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at varying prices determined at the time of sale, or at prices determined as the applicable prospectus supplement specifies. The securities may be sold through a rights offering, forward contracts or similar arrangements. In any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

In connection with the sale of the securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

We will provide in the applicable prospectus supplement information regarding any underwriting discounts or other compensation that we pay to underwriters or agents in connection with the securities offering, and any discounts, concessions or commissions which underwriters allow to dealers. Underwriters, dealers and agents participating in the securities distribution may be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than shares of common stock, which are listed on the Nasdaq Capital Market. Any common stock sold pursuant to a prospectus supplement will be listed on the Nasdaq Capital Market, subject to official notice of issuance. We may elect to list any series of debt securities or preferred stock, on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress. The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions. These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. Underwriters may engage in overallotment. If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.

Underwriters, dealers or agents that participate in the offer of securities, or their affiliates or associates, may have engaged or engage in transactions with and perform services for, us or our affiliates in the ordinary course of business for which they may have received or receive customary fees and reimbursement of expenses.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Holland & Hart LLP, except for the enforceability of the Company’s obligations pursuant to the Debt Securities, which will be passed upon for us by Pillsbury Winthrop Shaw Pittman LLP.

EXPERTS

The consolidated financial statements of Sutor Technology Group Limited and subsidiaries as of June 30, 2009 and 2008, and the financial statements of Ningbo Zhehua Heavy Steel Pipe Manufacturing Co. Ltd. as of June 30, 2009 and 2008, incorporated in this prospectus by reference to our Current Report on Form 8-K dated November 10, 2009, and the consolidated financial statements of Sutor Technology Group Limited and subsidiaries, which are before the adjustments to reflect the effects of the reorganization of Ningbo Zhehua Heavy Steel Pipe Manufacturing Co. Ltd. into Sutor Technology Group Limited, incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended June 30, 2009, have been so incorporated in reliance upon the reports of Hansen, Barnett & Maxwell, P.C., an independent registered public accounting firm, given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered in this offering.  This prospectus does not contain all of the information set forth in the registration statement.  For further information with respect to us and the securities offered in this offering, we refer you to the registration statement and to the attached exhibits.  With respect to each such document filed as an exhibit to the registration statement, we refer you to the exhibit for a more complete description of the matters involved.

You may inspect our registration statement and the attached exhibits and schedules without charge at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549.  You may obtain copies of all or any part of our registration statement from the SEC upon payment of prescribed fees. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.

Our SEC filings, including the registration statement and the exhibits filed with the registration statement, are also available from the SEC’s website at www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus certain of the information we file with the SEC. This means we can disclose important information to you by referring you to another document that has been filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, and will modify and supersede the information included in this prospectus to the extent that the information included as incorporated by reference modifies or supersedes the existing information. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below and all additional documents that we file with the SEC under the terms of Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, that are made after the initial filing date of the registration statement of which this prospectus is a part and before the termination of any offering of securities offered by this prospectus.

•	Our Annual Report on Form 10-K for the fiscal year ended June 30, 2009, filed on September 25, 2009;

•	Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, filed on November 13, 2009;

•	Our Current Reports on Form 8-K filed on November 10, 2009, November 13, 2009 (with respect to Item 8.01 only) and December 4, 2009; and

•
The description of our common stock, $0.001 par value per share, contained in our Registration Statement on Form 8-A, filed on February 8, 2008 pursuant to Section 12(b) of the Securities and Exchange Act of 1934, as amended.

Any statement made in this prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual document. You may obtain a copy of any document summarized in this prospectus and any or all of the information that has been incorporated by reference in this prospectus at no cost by writing or calling us at our mailing address and telephone number: Jason Wang, Sutor Technology Group Limited, No. 8, Huaye Road Dongbang Industrial Park, Changshu, China, 215534, telephone: (86) 512-52680988.

You may read and copy all materials that we have filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Additionally, all reports and documents that we have filed with the SEC can be obtained from the SEC’s Internet Site at http://www.sec.gov, or by visiting the “Investor Relations” section of our website at www.sutorcn.com.

2,740,000 Shares of Common Stock
Warrants to Purchase up to 685,000 Shares of Common Stock

Sutor Technology Group Limited

PROSPECTUS SUPPLEMENT

March 4, 2010

Roth Capital Partners